UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

May 1, 2008

Date of Report (date of Earliest Event Reported)

UNI-PIXEL, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE, ELECTION, OR APPOINTMENT OF DIRECTORS OR OFFICERS.

                On May 1, 2008, the Board of Directors of Uni-Pixel, Inc. (the “Company”) unanimously elected Mr. Bernard T. Marren as Chairman of the Board of Directors.  Mr. Marren has served as a director since February 2007.  Additionally, on May 1, 2008, the Board of Directors appointed Mr. Reed Killion, age 45, to the office of Chief Executive Officer of the Company.  Mr. Killion has served as the Company’s President since September 2004, and he will continue to also serve in such office.  Prior to that, Mr. Killion served as the Company’s Vice President of Business Development since April 2002. Effective May 1, 2008, Mr. Frank DeLape resigned as a member of the Company’s Board of Directors.

ITEM 8.01.  OTHER EVENTS.

On May 1, 2008, the Company issued a press release announcing that, effective May 1, 2008, Mr. Marren has been named Chairman of the Board of Directors, Mr. Killion has been appointed Chief Executive Officer and Mr. DeLape has resigned as a member of the Board of Directors.  The press release is included as Exhibit 99.1 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the press release is qualified in its entirety by reference to such Exhibit.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

Exhibit Number	Description

99.1	Press Release dated May 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 1, 2008	By:	/s/ James A. Tassone
		Name:	James A. Tassone
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 1, 2008.